UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2022

LMP AUTOMOTIVE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-236260	82-3829328
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 East Broward Blvd., Suite 1900, Ft. Lauderdale, Florida	33394
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 895-0352

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LMPX	NASDAQ Capital Market

Item 8.01. Other Events.

On May 31, 2022, LMP Automotive Holdings, Inc., a Delaware corporation (the “Company”) became aware of a class action shareholder complaint filed on May 27, 2022 in the United States District Court for the Southern District of Florida (the “Court”) against the Company, Sam Tawfik, the Company’s Chief Executive Officer and Robert Bellaflores, the Company’s Chief Financial Officer (collectively, the “Defendants”), captioned Nguyen v. LMP Automotive Holdings, Inc., Samer Tawfik and Robert Bellaflores, Case 0:22-cv-61019-XXXX (S.D. Fl.). The complaint alleges, among other things, that the Defendants made materially false and/or misleading statements, as well as failed to disclose material adverse facts about the Company’s business, operations and prospects in violation of the Securities Exchange Act of 1934 (the “Exchange Act”) in connection with Company’s previously disclosed intent to restate its financial statements for the quarterly periods in 2021 primarily due to (i) the improper identification and elimination of intercompany transactions, (ii) incorrect estimates of chargeback reserves for finance and insurance products and (iii) certain financial statement misclassifications impacting various balance sheet and income statement financial statement captions in the relevant periods. The Court has yet to certify the class. The complaint seeks, among other things, compensatory damages.

The Company, the Company’s Board of Directors (the “Board”) and the other Defendants deny all allegations in the complaint that any additional disclosure was or is required. The Company and the other Defendants intend to vigorously defend themselves against all allegations in the complaint.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2022

LMP AUTOMOTIVE HOLDINGS, INC.

By:	/s/ Sam Tawfik
	Name:	Sam Tawfik
	Title:	Chief Executive Officer

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